UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2023

First US Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3291 U.S. Highway 280

Birmingham, Alabama 35243

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (205) 582-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FUSB	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.405 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of First US Bancshares, Inc. (the “Company”) adopted the First US Bancshares, Inc. 2023 Incentive Plan (the “2023 Incentive Plan”) on February 22, 2023 and submitted the 2023 Incentive Plan for shareholder approval at the 2023 Annual Meeting of Shareholders of the Company on April 27, 2023 (the “Annual Meeting”). The Company’s shareholders approved the 2023 Incentive Plan at the Annual Meeting.

The description of the terms of the 2023 Incentive Plan contained herein and in the Company’s Proxy Statement on Schedule 14A (the “2023 Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 23, 2023 is qualified in its entirety by the copy of the 2023 Incentive Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on April 27, 2023. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The shareholders elected each of the director nominees to serve as directors during the ensuing year. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Withhold Authority	Broker Non-Votes
Robert Stephen Briggs	2,807,473	425,217	1,050,709
Sheri S. Cook	2,769,894	462,796	1,050,709
John C. Gordon	2,811,670	421,020	1,050,709
David P. Hale	2,753,026	479,664	1,050,709
James F. House	2,786,015	446,675	1,050,709
Marlene M. McCain	2,780,803	451,887	1,050,709
J. Lee McPhearson	2,795,875	436,815	1,050,709
Jack W. Meigs	2,758,324	474,366	1,050,709
Aubrey S. Miller	2,757,323	475,367	1,050,709
Donna D. Smith	2,781,173	451,517	1,050,709
Bruce N. Wilson	2,769,275	463,415	1,050,709

Proposal 2 – Approval of the First US Bancshares, Inc. 2023 Incentive Plan. The shareholders approved the 2023 Incentive Plan. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
2,720,866	481,700	30,124	1,050,709

Proposal 3 – Ratification of the Appointment of Carr, Riggs & Ingram, LLC as the Company’s Independent Registered Public Accountants for the Year Ending December 31, 2023. The shareholders ratified the appointment of Carr, Riggs & Ingram, LLC as the Company’s independent registered public accountants for the year ending December 31, 2023. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain
4,219,577	56,421	7,401

Proposal 4 – Advisory Approval of Executive Compensation. The shareholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2023 Proxy Statement pursuant to the compensation disclosure rules of the Commission. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
2,691,178	517,422	24,091	1,050,709

Proposal 5 – Advisory Vote on Frequency of Say-on-Pay Vote. The result of the vote taken at the Annual Meeting to select, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation paid to the Company’s named executive officers was as follows:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
2,757,076	237,508	131,578	106,528	1,050,709

The Company expects to publicly disclose by an amendment to this Current Report on Form 8-K, promptly after the next regularly scheduled meeting of the Board, its determination as to the frequency with which future advisory votes on executive compensation will be held.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

10.1	First US Bancshares, Inc. 2023 Incentive Plan

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2023	FIRST US BANCSHARES, INC.

	By:	/s/ Beverly J. Dozier
	Name:	Beverly J. Dozier
Senior Vice President, Secretary and Assistant Treasurer